EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16613) pertaining to the Triad Guaranty Inc. 401(k) Profit-Sharing Plan of our report dated May 28, 2004 with respect to the financial statements and schedule of Triad Guaranty Inc. 401(k) Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.


ERNST & YOUNG LLP

Greensboro, North Carolina
June 28, 2004